UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15 (d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2003

Delaware	000-23489	52-1309227
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

ACCESS WORLDWIDE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

4950 Communication Avenue, Suite 300, Boca Raton, FL 33431

(Address of principal executive offices)

Registrant’s telephone number, including area code (561) 226-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 12 –Disclosure of Results of Operations and Financial Condition

On November 14, 2003, Access Worldwide Communications, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2003. A copy of the press release is furnished as an Exhibit to this report. Neither this report nor the press release are deemed to be incorporated by reference in any filing made by the Company with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Access Worldwide Communications, Inc.

Date: November 14, 2003	By:	/s/ John Hamerski

John Hamerski, Executive Vice President and Chief Financial Officer (principal financial and accounting officer)